                                                                    Exhibit 99.1

               INSTRUCTIONS FOR USE OF BLUE RIDGE AND BIG BOULDER
                        RIGHTS SUBSCRIPTION CERTIFICATES

      CONSULT HSBC BANK USA, NATIONAL ASSOCIATION, THE SUBSCRIPTION AGENT,
                       OR YOUR BROKER AS TO ANY QUESTIONS

      The following instructions relate to a rights offering (the "Rights Offering") by Blue Ridge Real Estate Company ("Blue Ridge") and Big Boulder Corporation ("Big Boulder"), Pennsylvania corporations (collectively, the "Company"), to the holders of record ("Record Holders") of shares of the Company's common stock, without par value, stated value $.30 per combined share, as of the close of business on March 23, 2005 (the "Record Date"), as described in the Company's Prospectus dated _________, 2005 (the "Prospectus"). Record Holders on the Record Date are receiving non-transferable subscription rights (the "Rights") to subscribe for and purchase additional shares of the Company's common stock.

      Record Holders of the Company's common stock will receive one (1) Right for every 4.798 shares of the Company's common stock held on the Record Date.

      The Rights will expire, if not exercised, at 5:00 p.m., New York City time, on May 9, 2005, unless extended in the sole discretion of the Company (as it may be extended, the "Expiration Time"). The Company may terminate the Rights Offering at any time prior to the Expiration Time for any reason. After the Expiration Time, unexercised Rights will be null and void. The Company will not be obligated to honor any purported exercise of Rights received by HSBC Bank, USA, National Association, (the "Subscription Agent") after the Expiration Time, regardless of when the documents relating to such exercise were sent, except pursuant to the Guaranteed Delivery Procedures described below. The Company may, in its discretion, extend the Expiration Time. The Rights will be evidenced by non-transferable Rights certificates (the "Rights Subscription Certificates").

      Each Right will entitle its holder to subscribe for one share of the Company's common stock, each representing one share of common stock of Blue Ridge and one share of common stock of Big Boulder (the "Basic Subscription Privilege"). The subscription price (the "Subscription Price") for the shares of the Company's common stock is $38.00 per share, payable in cash. The Rights may be exercised only by the person to whom they are granted. A holder of these Rights may not give, sell or otherwise transfer the Rights to anyone else. The Rights will not be listed for trading on any stock exchange or on the OTC Bulletin Board.

      In addition, each holder of Rights who exercises his/her Basic Subscription Privilege in full will be eligible to subscribe (the
"Over-Subscription Privilege") at the same cash price of $38.00 per share for shares of the Company's common stock that are not otherwise purchased pursuant to the exercise of Rights under the Basic Subscription Privilege (the "Excess Shares"), subject to availability and pro ration as described below.

      The Over-Subscription Privilege gives a holder of Rights the opportunity to purchase additional shares in the event that other shareholders do not exercise all of their Basic Subscription Privileges. The Over-Subscription Privilege entitles each Rights holder to subscribe for additional shares at a Subscription Price of $38.00 per share, not to exceed the number of shares available for purchase by the Rights holder under the Basic Subscription Privilege, subject to proration. If there are not enough shares available to fill all subscriptions for additional shares, the available shares will be allocated pro rata based on the ratio that the number of available shares bears to the total number of shares that are the subject of over-subscription requests.

      The Over-Subscription Privilege will only be available to a holder of Rights if (1) other Company shareholders do not fully exercise their Basic Subscription Privileges and (2) the holder of Rights exercises his or her Rights pursuant to the Basic Subscription Privilege in full. Although each holder of Rights is guaranteed the right, pursuant to his or her Basic Subscription Privilege, to purchase that number of shares equal to the number of Rights received in the offering, the holder may not be able to purchase any of the shares that he or she seeks to purchase pursuant to the Over-Subscription Privilege. The actual number of shares available for purchase pursuant to each Rights holder's Over-Subscription Privilege will depend upon whether the holder fully exercises his or her Basic Subscription Privilege and the number of shares purchased by the other Record Holders pursuant to their Basic Subscription Privileges, but in no event will that number exceed the number of shares available to each Record Holder for purchase under his or her Basic Subscription Privilege. See "The Rights Offering -- Over-Subscription Privilege."

      As soon as practicable after May 9, 2005, HSBC Bank USA, National Association, acting as our "Subscription Agent," will determine the number of shares that you may purchase pursuant to the Over-Subscription Privilege. You will receive a certificate representing the shares of the Company's common stock you have purchased as soon as practicable thereafter. Subject to state securities laws and regulations, the Company has the discretion to delay allocation and distribution of any and all shares to shareholders who are affected by such regulations and elect to participate in the rights offering, including shares that the Company issues with respect to your Basic or Over-Subscription Privilege, in order to comply with state securities laws. If you request and pay for more shares than are allocated to you, that overpayment will be held by the Subscription Agent pending the completion of this rights offering and will be refunded to you, without interest, promptly thereafter.

      The number of Rights to which you are entitled is printed on the face of your Rights Subscription Certificate. You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate portions of your Rights Subscription Certificate and returning the certificate to the Subscription Agent in the envelope provided pursuant to the procedures described in the Prospectus.

      YOUR RIGHTS SUBSCRIPTION CERTIFICATES, OR NOTICE OF GUARANTEED DELIVERY, AND SUBSCRIPTION PRICE PAYMENT, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON MAY 9, 2005. ONCE A HOLDER OF RIGHTS HAS EXERCISED THE BASIC SUBSCRIPTION PRIVILEGE OR THE OVER-SUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED. RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION TIME OF THE RIGHTS OFFERING WILL EXPIRE.

      For a more complete description of the terms and conditions of the Rights Offering, please review the Prospectus.

1.    METHOD OF SUBSCRIPTION -- EXERCISE OF RIGHTS

      To exercise Rights, complete your Rights Subscription Certificate and send the properly completed and executed Rights Subscription Certificate evidencing such Rights with any signatures required to be guaranteed so guaranteed, together with payment in full of the Subscription Price for each share of the Company's common stock subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege, to the Subscription Agent, on or prior to 5:00 p.m., New York City time, on May 9, 2005. Payment of the Subscription Price will be held in a segregated non-interest bearing trust account to be maintained by the Subscription Agent. All payments must be made in U.S. dollars for the full number of shares of common stock being subscribed for
(a) by check or bank draft drawn upon a U.S. bank or postal or express money order payable to HSBC Bank USA, National Association, as Subscription Agent, or
(b) by wire transfer of immediately available funds, to the account maintained by the Subscription Agent for purposes of accepting subscriptions in the Rights Offering at HSBC Bank USA, National Association, ABA #021001088, Account No. 002-60006-4 (the "Subscription Account"). Any wire transfer should clearly indicate the identity of the subscriber who is paying the Subscription Price by the wire transfer. Payments will be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified check, (ii) receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or of any postal or express money order or (iii) receipt of collected funds in the Subscription Account designated above. If paying by uncertified personal check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, Rights holders who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds.

      The Rights Subscription Certificate and payment of the Subscription Price, or, if applicable, Notices of Guaranteed Delivery (as defined below) must be delivered to the Subscription Agent by one of the methods described below:

                                    By Mail:

                      HSBC Bank USA, National Association
                         One Hanson Place, Lower Level
                               Brooklyn, NY 11243

                         By Hand or Commercial Courier:

                      HSBC Bank USA, National Association
                         One Hanson Place, Lower Level
                               Brooklyn, NY 11243

               Telephone Number for Confirmation: (800) 662-9844

      If regular mail is used for delivery, we recommend using registered mail, properly insured, with return receipt requested. Delivery to an address other than that listed above does not constitute valid delivery.

      Questions may be answered by, and additional copies of relevant documents may be obtained by contacting HSBC Bank USA, National Association, our Subscription Agent, at (800) 662-9844.

      By making arrangements with your bank or broker for the delivery of funds on your behalf, you may also request such bank or broker to exercise the Rights Subscription Certificate on your behalf. Alternatively, you may cause a written guarantee substantially in the form of the Notice of Guaranteed Delivery that that accompanies these instructions, from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers Corporation, or from a commercial bank or trust company having an office or correspondent in the United States or from a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), to be received by the Subscription Agent on or prior to the Expiration Time together with payment in full of the Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by the Rights Subscription Certificate or Rights Subscription Certificates held by you, the number of shares of common stock being subscribed for pursuant to your Basic Subscription Privilege and the number of shares of common stock, if any, being subscribed for pursuant to the Over-Subscription Privilege, and that you will guarantee the delivery to the Subscription Agent of any properly completed and executed Rights Subscription Certificate or Rights Subscription Certificates evidencing such Rights within three (3) business days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, the properly completed Rights Subscription Certificate or Rights Subscription Certificates evidencing the Rights being exercised, with any signatures required to be guaranteed so guaranteed, must be received by the Subscription Agent within three (3) business days following the date of the Notice of Guaranteed Delivery. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as Rights Subscription Certificates at the address set forth above, or may be transmitted to the Subscription Agent by facsimile transmission. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number, set forth above.

      Banks, brokers and other nominee holders of Rights who exercise the Basic Subscription Privilege and the Over-Subscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and the Company, in connection with the exercise of the Over-Subscription Privilege, as to the aggregate number of Rights that have been exercised and the number of shares of common stock that are being subscribed for pursuant to the Over-Subscription Privilege, by each beneficial owner of Rights (including such nominee itself) on whose behalf such nominee holder is acting. If more Excess Shares are subscribed for pursuant to the Over-Subscription Privilege than are available for sale, the Excess Shares will be allocated, as described above, pro rata based on the ratio that the number of available shares bears to the total number of shares that are the subject of over-subscription requests.

      You will not be permitted to purchase fractional shares of the Company's common stock pursuant to the exercise of Rights.

      If you do not forward full payment of the aggregate value that you have indicated, you will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of Rights which may be purchased for the Subscription Price payment delivered by you and, if any funds remain, you will be deemed to have exercised the Over Subscription Privilege to the extent of the remaining funds. For additional information about this calculation, see your Rights Subscription Certificate.

2.    ISSUANCE OF COMMON STOCK

      The following deliveries and payments will be made to the address shown on the face of your Rights Subscription Certificate unless you provide instructions to the contrary in your Rights Subscription Certificate.

            (a) BASIC SUBSCRIPTION PRIVILEGE. As soon as practicable after the Expiration Time and the valid exercise of Rights, the Subscription Agent will mail to each exercising Rights holder certificates representing shares of the Company's common stock purchased pursuant to the Basic Subscription Privilege. See "The Rights Offering -- Basic Subscription Privilege" in the Prospectus.

            (b) OVER-SUBSCRIPTION PRIVILEGE. As soon as practicable after the Expiration Time and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Rights holder who validly exercises his or her Basic Subscription Privilege and Over-Subscription Privilege certificates representing the number of shares of the Company's common stock, if any, allocated to such Rights holder pursuant to the Over-Subscription Privilege. See "The Rights Offering - Over-Subscription Privilege" in the Prospectus.

            (c) EXCESS CASH PAYMENTS. As soon as practicable after the Expiration Time and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will return to each Rights holder who exercises the Over-Subscription Privilege any excess amount, without interest or deduction, received in payment of the Subscription Price for Excess Shares that are subscribed for by such Rights holder but not allocated to such Rights holder pursuant to the Over-Subscription Privilege.

3.    EXECUTION

            (a) EXECUTION BY REGISTERED HOLDER. The signature on the Rights Subscription Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Rights Subscription Certificate without any alteration or change whatsoever. Persons who sign the Rights Subscription Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

            (b) EXECUTION BY PERSON OTHER THAN REGISTERED HOLDER. If the Rights Subscription Certificate is executed by a person other than the holder named on the face of the Rights Subscription Certificate, proper evidence of authority of the person executing the Rights Subscription Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

            (c) SIGNATURE GUARANTEES. Your signature must be guaranteed by an Eligible Institution if you specify special payment or delivery instructions.

4.    METHOD OF DELIVERY TO SUBSCRIPTION AGENT

      The method of delivery of Rights Subscription Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Rights holder, but, if sent by mail, it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of payment prior to 5:00 p.m., New York City time, on May 9, 2005. Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier's check, money order or wire transfer of funds.

5. SUBSTITUTE FORM W-9; TAXPAYER IDENTIFICATION NUMBER; POSSIBLE BACKUP WITHHOLDING

      Each Rights holder who elects to exercise Rights should provide the Subscription Agent with a correct taxpayer identification number ("TIN") on Substitute Form W-9, accompanying the Rights Subscription Certificate. Failure to provide the information on Substitute Form W-9 may subject the holder to a $50 penalty and to 28% federal income tax withholding with respect to dividends that may be paid by the Company on shares of common stock.

      Under the United States federal income tax laws, dividend payments that may be made by the Company on shares of common stock may be subject to backup withholding. If backup withholding applies, the Company or its transfer agent, as the case may be, will be required to withhold 28% of any such dividend payments made to a holder of common stock. Backup withholding is not an additional tax. Rather, the amount of backup withholding is treated, like any other withheld amounts, as an advance payment of the person's tax liability, and the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

      To prevent backup withholding on dividend payments, a Rights holder who exercises Rights is required to notify the Subscription Agent of the holder's correct TIN by completing the Substitute Form W-9 and certifying on such form that the TIN is correct (or that such Rights holder is awaiting a TIN). In addition, the holder is required to certify on the Substitute Form W-9 that he or she is not subject to backup withholding for one of the reasons specified thereon.

      Certain holders (including corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. In general, in order for a foreign individual to qualify as an exempt recipient, that holder must submit a Form W-8 regarding the holder's foreign status. This form may be obtained from the Subscription Agent. Each exempt holder, although not required to deliver a Substitute Form W-9, is advised to deliver a completed and signed Substitute Form W-9 to the Subscription Agent to avoid possible erroneous backup withholding. See the following Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

      If the record owner of Rights is an individual, the TIN is the taxpayer's social security number. For most entities, the TIN is the employer identification number. If the shares of common stock issued upon the exercise of the Rights are in more than one name or are not in the name of the actual owner, consult the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional information regarding which number to report.

SUBSTITUTE                    PLEASE PROVIDE YOUR TAXPAYER                      PART I -- Social Security Number OR
FORM W-9                      IDENTIFICATION NUMBER ("TIN") IN THE              Employer Identification Number
                              BOX AT RIGHT AND CERTIFY BY SIGNING                    ________________________________
                              AND DATING BELOW.  IF YOU ARE
PAYER'S REQUEST FOR TAXPAYER  AWAITING A TIN, CHECK THE BOX IN PART             PART II -- For Payees exempt from backup
IDENTIFICATION NUMBER (TIN)   III. FOR ADDITIONAL INSTRUCTIONS, SEE             withholding, see the enclosed  Guidelines for
                              THE ENCLOSED GUIDELINES FOR                       Certification of Taxpayer  Identification
                              CERTIFICATION OF TIN ON SUBSTITUTE                Number on Substitute Form W-9, check the  Exempt
                              FORM W-9.                                         box below, and complete the Substitute Form W-9.

                              _____________________________________
                              Name
                              _____________________________________             Exempt [ ]
                              Business Name
                                                                                _____________________________________
                              Please check appropriate box                      PART III
                              [ ] Individual/Sole Proprietor [ ] Corporation
                              [ ] Partnership [ ] Other                         Awaiting TIN [ ]
                              ______________________________________________
                              Address                                           Please complete the Certificate of
                                                                                Awaiting Taxpayer Identification
                              ______________________________________________    Number below.
                              City, State, Zip Code

Certification -- Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)   I am a U.S. person (including a U.S. resident alien).

CERTIFICATION INSTRUCTIONS -- You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). (Also see instructions in the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.)

SIGNATURE:______________________           DATE:______________________

               YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU
            CHECKED THE BOX IN PART III OF THE SUBSTITUTE FORM W-9.

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number, 28% of all reportable payments made to me will be withheld until I provide a taxpayer identification number.

SIGNATURE:______________________           DATE:______________________

NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN A $50 PENALTY IMPOSED BY THE IRS AND BACKUP WITHHOLDING OF 28% OF ANY PAYMENT MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

      Guidelines for Determining the Proper Identification Number to Give the Payer. Social Security numbers ("SSNs") have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

                                                                                GIVE THE TAXPAYER IDENTIFICATION
               FOR THIS TYPE OF ACCOUNT:                                                NUMBER OF --
------------------------------------------------------------      -------------------------------------------------------
1.    An individual's account                                     The individual

2.    Husband and wife (joint account)                            The actual owner of the account or, if joint funds, the
                                                                  first individual on the account (1)

3.    Two or more individuals (joint account)                     The actual owner of the account or, if combined funds,
                                                                  the first individual on the account (1)

4.    Custodian account of a minor (Uniform Gift to               The minor (2)
      Minors Act)

5. a. The usual revocable savings trust account (grantor The grantor-trustee (1) is also trustee)

   b. So-called trust account that is not a legal or              The actual owner (1)
      valid trust under state law

6.    Sole proprietorship or single owner LLC account             The owner (3)

7.    A valid trust, estate, or pension trust                     The legal entity (4)

8.    Corporate or LLC electing corporate status on Form          The corporation
      8832

9.    Association, club, religious, charitable,                   The organization
      educational,or other tax-exempt organization account

10.   Partnership or multi-member LLC account                     The partnership

11.   A broker or  registered nominee                             The broker or nominee

12.   Account with the Department
      of Agriculture in the The public entity
      name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments

-----------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person's number must be furnished.

(2)   Circle the minor's name and furnish the minor's Social Security number.

(3) You must show your individual name. You may also enter your business name. You may use either your Social Security number or your employer identification number (if you have one).

(4) List first and circle the name of the legal trust, estate or pension trust. Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

RESIDENT ALIEN INDIVIDUALS: If you are a resident alien individual and you do not have, and are not eligible to get, a Social Security number, your taxpayer identification number is your individual taxpayer identification number ("ITIN") as issued by the Internal Revenue Service. Enter it on the portion of the Substitute Form W-9 where the Social Security number would otherwise be entered. If you do not have an ITIN, see "Obtaining a Number" below.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                     NUMBER ON SUBSTITUTE FORM W-9 (PAGE 2)

Obtaining a Number. If you do not have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number. Resident alien individuals who are not eligible to get a Social Security number and need an ITIN should obtain Form W-7, Application for IRS Individual Taxpayer Identification Number, from the IRS. You may obtain a Form SS-5 on-line at www.socialsecurity.gov/online/ss-5.pdf or by calling 1-800-772-1213. You may obtain a Form SS-5 or Form W-7 on-line by visiting www.irs.gov, or by calling the IRS at 1-800-TAX-FORM (1-800-829-3676).